UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2013

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Entergy Corporation (“Entergy”) held its 2013 Annual Meeting of Shareholders (“Annual Meeting”) on May 3, 2013 in Little Rock, Arkansas.  The matters that were submitted to our shareholders for approval at the Annual Meeting and the voting results with respect to each matter are set forth below.  The proposals related to each matter are described in detail in Entergy’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 27, 2013.

Proposal 1

Entergy’s shareholders elected ten directors to serve until the next annual meeting with the following vote:

Nominee	Voted For	Voted Against	Abstentions	Broker Non-Votes
Maureen S. Bateman	138,196,275	2,531,313	669,961	15,551,080
Leo P. Denault	135,264,650	5,445,101	687,798	15,551,080
Gary W. Edwards	138,955,178	1,755,478	686,893	15,551,080
Alexis M. Herman	136,029,344	4,676,820	691,385	15,551,080
Donald C. Hintz	138,850,863	1,894,121	652,565	15,551,080
Stuart L. Levenick	138,500,621	2,211,213	685,715	15,551,080
Blanche L. Lincoln	138,777,412	1,958,193	661,944	15,551,080
Stewart C. Myers	138,820,077	1,882,727	694,745	15,551,080
W.J. “Billy” Tauzin	138,403,746	2,285,881	707,922	15,551,080
Steven V. Wilkinson	138,661,684	2,040,484	695,381	15,551,080

Proposal 2

Entergy’s shareholders ratified the selection of Deloitte & Touche as our independent registered public accountants for 2013 as set forth below:

Voted For	Voted Against	Abstentions
154,008,726	2,255,357	684,546

Proposal 3

Entergy’s shareholders approved the advisory vote on named executive officer compensation as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
133,340,977	6,937,310	1,119,262	15,551,080

Proposal 4

The Company’s shareholders did not approve a shareholder proposal submitted by the Benedictine Sisters of Virginia, Saint Benedict Monastery, regarding lobbying disclosure, as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
28,889,796	90,350,515	22,157,238	15,551,080

Proposal 5

The Company’s shareholders did not approve a shareholder proposal submitted by the New York Office of the State Comptroller on behalf of the New York Common Retirement Fund  regarding storage of spent nuclear fuel, as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
6,931,714	110,339,702	24,126,133	15,551,080

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Marcus V. Brown
Marcus V. Brown Senior Vice President and General Counsel

Dated: May 9, 2013